                                                                      EXHIBIT 19

                                  POWER OF ATTORNEY



Each person whose signature appears below hereby constitutes and appoints
Marie Nastasi Arlt and Robert Flaherty, or either of them, to act severally as attorney-in-fact for and in their respective names, places and steads, in any and all capacities, to sign any or all amendments to the Registration Statement of THE ANALYTIC OPTIONED EQUITY FUND, INC., pursuant to the Securities Act of 1933, and the Investment Company Act of 1940, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:       August 20, 1997


/s/ Michael D. Butler
-------------------------
Michael D. Butler


/s/ Michael Koehn
-------------------------
Michael Koehn


/s/ Robertson Whittemore
-------------------------
Robertson Whittemore